UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2020

PULTEGROUP, INC.
(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3350 Peachtree Road NE, Suite 150
Atlanta,	Georgia	30326
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:	404	978-6400

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01	PHM	New York Stock Exchange
Series A Junior Participating Preferred Share Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 30, 2020, Pulte Mortgage LLC (“Pulte Mortgage”), a wholly-owned subsidiary of PulteGroup, Inc. ("PulteGroup"), entered into a Second Amended and Restated Master Repurchase Agreement (the “Repurchase Agreement”) with Comerica Bank, as Agent and representative of itself as a Buyer and the other Buyers ("Agent"), and the other Buyers listed therein. The purpose of the Repurchase Agreement is to finance the origination of mortgage loans by Pulte Mortgage in replacement of a similar agreement that expired on July 30, 2020. The Repurchase Agreement expires on the earlier of (i) July 29, 2021, or (ii) the date when the Buyers’ commitments are terminated pursuant to the Repurchase Agreement, by order of any governmental authority, or by operation of law.

The Repurchase Agreement provides for a maximum aggregate commitment of $420 million, subject to certain sublimits, and contains an accordion feature that could increase the maximum aggregate commitment to $480 million based on the Agent obtaining increased committed sums from existing Buyers. The maximum aggregate commitment is initially set at $360 million but contains a series of increases and decreases in order to adjust the borrowing capacity based on seasonal fluctuations in volume. The maximum aggregate commitment is increased to $420 million on December 28, 2020, reduced to $230 million on January 15, 2021, increased to $280 million on March 26, 2021, and increased to $375 million on May 25, 2021.

Advances under the Repurchase Agreement carry a Pricing Rate based on the Libor Rate plus the Applicable Margin, as defined in the Repurchase Agreement, or the Default Pricing Rate, as defined in the Repurchase Agreement. Amounts outstanding under the Repurchase Agreement are not guaranteed by PulteGroup or any of its subsidiaries that guarantee PulteGroup's senior notes.

The Repurchase Agreement contains various affirmative and negative covenants applicable to Pulte Mortgage. The negative covenants include, among others, certain limitations on transactions involving acquisitions, mergers, the incurrence of debt, sale of assets, and creation of liens upon any of its mortgage notes or mortgages subject to the Repurchase Agreement. Additional covenants include quantitative thresholds related to: (i) Adjusted Tangible Net Worth, (ii) Adjusted Tangible Net Worth Ratio, (iii) Liquidity, and (iv) Net Income, each of which is defined in the Repurchase Agreement.

A copy of the Repurchase Agreement is attached as Exhibit 10.1 hereto and is herein incorporated by reference. The above referenced summary of the material terms of the Repurchase Agreement is qualified in its entirety by reference to Exhibit 10.1.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth above under Item 1.01 "Entry into a Material Definitive Agreement" is hereby incorporated by reference into this Item 2.03.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

10.1 Second Amended and Restated Master Repurchase Agreement dated as of July 30, 2020, among Comerica Bank, as Agent, Lead Arranger and a Buyer, the other Buyers party hereto and Pulte Mortgage LLC, as Seller

104 Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTEGROUP, INC.

Date:	August 3, 2020	By:	/s/ Todd N. Sheldon
			Name:	Todd N. Sheldon
			Title:	Executive Vice President, General Counsel and Corporate Secretary